UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16333 Phoebe Avenue La Mirada, CA 90638	90638
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01        Other Information

Reduction of Payables

On August 4, 2010, in an effort to preserve the Company’s cash and reduce outstanding payables, the Board offered to third parties, officers and board members the opportunity to convert outstanding payable amounts into common stock (“Stock”) or an option (“Option”) to purchase common stock in lieu of cash payment. The Stock would be issued at $0.30 per share, or $0.33 per share for either of Dennis P. Calvert or Kenneth R. Code.  Options may be exercised at $0.30 cents a share, would be issued pursuant to the Company’s 2007 Equity Incentive Plan, and would expire five years from the date of issuance. The Company’s common stock closed trading at $0.23 a share on August 4, 2010.

As of the date of this Report, the Company has reduced its outstanding payables by an aggregate $875,013 by issuing an aggregate 1,554,604 shares of Stock, and issuing Options to purchase an aggregate 1,818,831 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer